EXHIBIT 10.3

EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT (this “Agreement”), dated as of March 6, 2017, is hereby entered into by and among Hamilton Lane Incorporated, a Delaware corporation (the “Corporation”), Hamilton Lane Advisors, L.L.C., a Pennsylvania limited liability company (the “Company”), and the Company Unitholders (as defined herein).
RECITALS
WHEREAS, in connection with the closing of its initial public offering (the “IPO”) of Class A Common Stock (as defined herein), the Corporation intends to consummate the transactions described in the Registration Statement on Form S-1, as amended (Registration No. 333-215846); and
WHEREAS, the parties hereto desire to provide for the exchange of Company Exchangeable Units (as defined herein) for cash or shares of Class A Common Stock, on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. The following capitalized terms shall have the meanings specified in this Section 1.1. Other terms are defined in the text of this Agreement and those terms shall have the meanings respectively ascribed to them.
“Advisory Firm” means any accounting firm or law firm, in each case that is nationally recognized as being expert in tax matters and that is agreed to by the Board.
“Agreement” has the meaning set forth in the Preamble.
“Beneficial Ownership” (including correlative terms) shall have the meaning ascribed to that term in Rule 13d-3 promulgated under the Exchange Act.
“Board” means the board of directors of the Corporation.
“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in New York City, New York or Philadelphia, Pennsylvania are authorized or required to close.
“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (x) the number of shares of Class A Common Stock that would otherwise be delivered to a Company Unitholder in an Exchange pursuant to Section 2.1, multiplied by (y) the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by The Wall Street Journal or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Exchange Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the amount specified in clause (y) shall be determined in good faith by a committee of the Board composed of a majority of the directors of the Corporation that do not have an interest in the Company Exchangeable Units and shares of Class B Common Stock being Exchanged.
“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Corporation.
“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Corporation.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the Preamble.
“Company Class B Unit” means (i) each Class B Unit (as such term is defined in the LLC Agreement) issued as of the date hereof after giving effect to all transactions contemplated to occur by Section 3.2 of the LLC Agreement and (ii) each Class B Unit or other interest in the Company that may be issued by the Company in the future that is designated by the Company as a “Company Class B Unit,” including any interest converted into or exchanged for a Company Class B Unit.
“Company Class C Unit” means (i) each Class C Unit (as such term is defined in the LLC Agreement) issued as of the date hereof after giving effect to all transactions contemplated to occur by Section 3.2 of the LLC Agreement and (ii) each Class C Unit or other interest in the Company that may be issued by the Company in the future that is designated by the Company as a “Company Class C Unit,” including any interest converted into or exchanged for a Company Class C Unit.
“Company Exchangeable Unit” means each Company Class B Unit and each Company Class C Unit.
“Company Units” means all units, including Class A Units (as such term is defined in the LLC Agreement), Company Class B Units and Company Class C Units, issued by the Company and outstanding from time to time.
“Company Unitholder” means each holder of one or more Company Exchangeable Units that is a party hereto as of the date hereof or that becomes a party to this Agreement pursuant to Section 4.1.

“Contribution Notice” has the meaning set forth in Section 2.1(a)(iv).
“Corporation” has the meaning set forth in the Preamble.
“Effective Date” means the effective date of the registration statement pursuant to which the Class A Common Stock of the Corporation is sold in the IPO.
“Exchange” has the meaning set forth in Section 2.1(a)(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Consideration” shall mean, in the case of any Exchange, either (x) the number of shares of Class A Common Stock that is equal to the product of the number of Company Exchangeable Units surrendered in the Exchange multiplied by the Exchange Rate, or (y) the Cash Settlement, plus, in the case of an Exchange of Class B Units under either sub-clause (x) or (y), an amount that is equal to $0.001 multiplied by the number of Class B shares of Common Stock included in the Exchange.
“Exchange Date” has the meaning set forth in Section 2.1(a)(ii).
“Exchange Notice” has the meaning set forth in Section 2.1(a)(ii).
“Exchange Rate” means, in respect of any Exchange, a ratio, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to the Exchange and the denominator of which shall be the number of Company Units owned by the Corporation immediately prior to the Exchange. On the date of this Agreement, the Exchange Rate shall be 1, subject to adjustment pursuant to Section 2.2.
“HLAI” means HLA Investments, LLC, a Delaware limited liability company.
“IPO” has the meaning set forth in the Recitals.
“LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as the same may be further amended or restated from time to time in accordance with the terms thereof.
“Managing Member” has the meaning set forth in the LLC Agreement.
“Notice” has the meaning set forth in Section 4.2.
“Ownership Group” means the parties to the Stockholders Agreement, dated and effective as of the date hereof, among the Company, the Corporation and certain Company Unitholders.
“Permitted Transferee” has the meaning set forth in Section 4.1.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
“Post-IPO Company Units” means the number of Company Units outstanding after giving effect to the completion of the IPO (after taking into account the delivery of shares of Class A Common Stock to the underwriters in respect of any overallotment option) and the related issuance of Company Units to the Corporation by the Company in exchange for a portion of the proceeds therefrom, as such number of Company Units may be equitably adjusted to reflect any dividend, split, subdivision or combination of shares, or reclassification, recapitalization, merger, consolidation or other reorganization of or with respect to the Company Units occurring subsequent to such time.
“Retraction Notice” has the meaning set forth in Section 2.1(a)(v).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Unitholder” means any member of the Board, executive officer of the Company, or employee of the Company or HLA with the title of Managing Director or Principal (or their equivalents), each as of the time of the relevant Exchange.
“Senior Unitholder Restriction” means that no Senior Unitholder may Exchange (i) any Company Exchangeable Units until the first anniversary of the Effective Date, (ii) more than one third (1/3) of such Senior Unitholder’s Company Exchangeable Units until the second anniversary of the Effective Date, and (iii) more than two thirds (2/3) of such Senior Unitholder’s Company Exchangeable Units until the third anniversary of the Effective Date. The number of Company Exchangeable Units and the relevant fractions will be calculated based on the number of Company Exchangeable Units held on the Effective Date.
“Takeover Laws” has the meaning set forth in Section 3.1.
“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated on or about the date hereof, among the Corporation, the Company and the HLA Members (as defined therein), as the same may be further amended or restated from time to time in accordance with the terms thereof.
“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

ARTICLE II
EXCHANGES
Section 2.1    Exchange of Company Exchangeable Units for Class A Common Stock.
(a)    Elective Exchanges.
(i)    Subject to Section 2.1(b), and otherwise upon the terms and subject to the conditions hereof and of the LLC Agreement, each Company Unitholder shall have the right from time to time (but subject to the Senior Unitholder Restriction, in the case of Senior Unitholders) to surrender Company Exchangeable Units, and, for each Company Class B Unit surrendered, a corresponding share of Class B Common Stock (in each case, free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement and the LLC Agreement) to the Company and to thereby cause the Company to deliver to that Company Unitholder (or its designee) the Exchange Consideration as set forth herein (an “Exchange”).
(ii)    For the avoidance of doubt, and notwithstanding anything else in this Agreement or the LLC Agreement to the contrary: (A) no Exchange of Class B Units may be made without a concurrent Exchange of an equivalent number of shares of Class B Common Stock; (B) the Corporation may elect to settle an Exchange, in whole or in part, by delivery of the Cash Settlement as to all or any portion of the total number of Company Exchangeable Units being surrendered and delivery of Class A Common Stock as to any remaining portion not satisfied by the Cash Settlement; (C) the Board (or a committee to which the Board has delegated such authority) may, in its sole discretion, deny or limit, in whole or in part, any Exchange that fails to comply with any requirements therefor that the Corporation, the Company, or the Board may have established, or that, if effected, would adversely affect the trading markets in the Company's Common Stock as determined by the Board (or a committee thereof to which the Board has delegated such authority) in its sole discretion. In particular, a Company Unitholder shall not be entitled to an Exchange, and the Corporation and Company shall have the right to refuse to honor any request for an Exchange, at any time or during any period if the Corporation or the Company determines, after consultation with counsel, that such Exchange (x) would be prohibited by law or regulation (including, without limitation, the unavailability of a registration of such Exchange under the Securities Act or an exemption from the registration requirements thereof) or (y) would not be permitted under any agreement with the Corporation, the Company or any of their subsidiaries to which the applicable Company Unitholder is party (including, without limitation, the LLC Agreement) or (solely in the case of an Exchange requested by an officer, director or other personnel of the Corporation, the Company or any of their subsidiaries) any written policies of the Corporation related to restrictions on trading applicable to its officers, directors or other personnel.
(iii)    A Company Unitholder shall exercise its right to an Exchange of Company Exchangeable Units and, in the case of Company Class B Units, a corresponding number of shares of Class B Common Stock, as set forth in Section 2.1(a) by delivering to the Company, with a contemporaneous copy delivered to the Corporation, in each case during normal business hours at the principal executive offices of the Company and the Corporation, respectively,

(A) a written election of exchange in respect of the Company Exchangeable Units to be exchanged substantially in the form of Exhibit A hereto (an “Exchange Notice”), duly executed by such Company Unitholder, (B) any certificates in such Company Unitholder’s possession representing such Company Exchangeable Units, (C) if applicable, any stock certificates in such Company Unitholder’s possession representing the shares of Class B Common Stock required to be surrendered in connection with an Exchange of Class B Units, and (D) such other information, documents or instruments as either the Company or the Corporation may reasonably require in connection with the Exchange. If any certificate referenced in clause (B) or (C) of the immediately preceding sentence is alleged to be lost, stolen or destroyed, the Company Unitholder shall furnish, in lieu thereof, an affidavit of loss and, if required by the Company or the Corporation, an indemnity in a customary amount to indemnify the Company or the Corporation, as applicable, against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate. After the items specified in clauses (A)-(D) of the first sentence of this Section 2.1(a)(iii) have been delivered to the Company, and unless such Company Unitholder timely has delivered a Retraction Notice pursuant to Section 2.1(a)(v) or the Company has refused to honor the request in full pursuant to Section 2.1(a)(ii), the Company will effect the Exchange in accordance with its then-current policies (including policies intended to ensure orderly liquidity for Exchanging Company Unitholders and stability in the trading market for the Company’s securities) and inform the Company Unitholder of the effective date of such Exchange (the “Exchange Date”). On the Exchange Date, all rights of the exchanging Company Unitholder as a holder of the Company Exchangeable Units and shares of Class B Common Stock that are subject to the Exchange shall cease, and unless the Corporation has elected Cash Settlement as to all Company Exchangeable Units tendered, such Company Unitholder (or its designee) shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the exchanging Company Unitholder in respect of such Exchange.
(iv)    At least two Business Days before the Exchange Date, the Corporation shall give written notice (the “Contribution Notice”) to the Company (with a copy to the exchanging Company Unitholders) of its intended settlement method; provided that if the Corporation does not timely deliver a Contribution Notice, the Corporation shall be deemed not to have elected the Cash Settlement method.
(v)    Notwithstanding anything herein to the contrary, (x) a Company Unitholder may withdraw or amend its Exchange Notice, in whole or in part, at any time prior to 5:00 p.m. New York City time, on the Business Day immediately prior to the Exchange Date by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) specifying (A) the number and class of withdrawn Company Exchangeable Units and, as to Company Class B Units, the corresponding number of shares of Class B Common Stock and (B) if any, the number and class of Company Exchangeable Units and, as to Company Class B Units, the corresponding number of shares of Class B Common Stock, as to which the Exchange Notice remains in effect, and (y) a Company Unitholder may specify, in an applicable Exchange Notice, that the Exchange is to be contingent (including as to timing) upon the occurrence of any transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering, change of control transaction or otherwise) of shares of Class A Common Stock or any merger, consolidation or other business combination. The timely delivery of a Retraction Notice indicating an entire withdrawal of the Exchange Notice pursuant to clause (x) above and, in respect of clause (y) above, the termination of the transaction or event prior to the consummation thereof, shall, in either case, terminate all of the exchanging Company Unitholder’s, Company’s and Corporation’s rights and obligations under this Section 2.1(a) arising from that particular Exchange Notice, and all actions taken to effect the Exchange contemplated by that Exchange Notice shall be deemed rescinded.
(b)    Exchange Consideration. On the Exchange Date, provided the Company Unitholder has satisfied its obligations under Section 2.1(a)(ii), the Company or the Corporation, as applicable, shall deliver or cause to be delivered to such Company Unitholder (or its designee), at the address set forth on the applicable Exchange Notice, either certificates representing the number of shares of Class A Common Stock deliverable upon the applicable Exchange, registered in the name of the relevant exchanging Company Unitholder (or its designee) or, if the Corporation has so elected, the Cash Settlement, as applicable. Notwithstanding the foregoing, the Corporation shall have the right but not the obligation (in lieu of the Company) to have the Corporation acquire the Company Exchangeable Units and, as to Company Class B Units, Class B Common Stock any Company Unitholder is requesting to be exchanged pursuant to Section 2.1(a) directly from such Company Unitholder in exchange for shares of Class A Common Stock or, at the option of the Corporation, the Cash Settlement. If an exchanging Company Unitholder receives the shares of Class A Common Stock or the Cash Settlement that such Company Unitholder is entitled to receive from the Corporation pursuant to this Section 2.1(b), the Company Unitholder shall have no further right to receive shares of Class A Common Stock from the Company in connection with that Exchange. Notwithstanding anything set forth in this Section 2.1(b) to the contrary, to the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Company or the Corporation will, upon the written instruction of an exchanging Company Unitholder, deliver the shares of Class A Common Stock deliverable to such exchanging Company Unitholder through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such exchanging Company Unitholder in the Exchange Notice. Upon a Company Unitholder exercising its right to Exchange, the Company or the Corporation, as applicable, shall take such actions as (A) may be required to ensure that such Company Unitholder receives the shares of Class A Common Stock or the Cash Settlement that such exchanging Company Unitholder is entitled to receive in connection with such Exchange pursuant to this Section 2.1, and (B) may be reasonably within its control that would cause such Exchange to be treated for purposes of the Tax Receivable Agreement as an “Exchange” (as such term is defined in the Tax Receivable Agreement). Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions, if applicable) from the sale by the Corporation of a number of shares of Class A Common Stock equal to the number of Company Exchangeable Units being Exchanged for such Cash Settlement.
(c)    Cancellation of Class B Common Stock. For clarity, any Exchange of Company Class B Units shall be accompanied by and conditioned on the surrender to the Company of an equal number of shares of Class B Common Stock. Any shares of Class B Common Stock surrendered in an Exchange shall automatically be deemed cancelled without any action on the part of any Person, including the Corporation. Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate, other than the right to receive from the Corporation a cash payment equal to the aggregate par value of such shares.
(d)    Expenses. Subject to any other arrangement or agreement among the Company and an applicable Company Unitholder, the Corporation, the Company, and each exchanging Company Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Corporation shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Company Unitholder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Company Unitholder) or the Cash Settlement is to be paid to a Person other than the Company Unitholder that requested the Exchange, then such Company Unitholder or the Person in whose name such shares are to be delivered or to whom the Cash Settlement is to be paid shall pay to the Corporation the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not payable.
(e)    Publicly Traded Partnership. Notwithstanding anything to the contrary herein, if the Board or the Managing Member of the Company, as applicable, obtains a written opinion from an Advisory Firm that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h), the Corporation or the Company, as applicable, will impose such restrictions on Exchanges as the Corporation or the Company, as applicable, may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if the Corporation or the Company obtains a written opinion from an Advisory Firm that such an Exchange would pose a material risk that the Company would be a “publicly traded partnership” under Section 7704 of the Code.
Section 2.2    Adjustment. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then upon any subsequent Exchange, an exchanging Company Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Company Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.
Section 2.3    Class A Common Stock to be Issued.
(a)    The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon all such Exchanges; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of unencumbered purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof).
(b)    The Corporation has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act.
(c)    If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, the Corporation shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.
(d)    The Corporation covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any Person.
Section 2.4    Withholding.
(a)    If the Corporation or the Company shall be required to withhold any amounts by reason of any federal, state, local or foreign tax laws or regulations in respect of any Exchange, the Corporation or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property)

shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Company Unitholder.
(b)    If the Corporation or the Company determines that any amounts by reason of any federal, state, local or foreign tax laws or regulations are required to be withheld in respect of any Exchange, the Corporation or the Company, as the case may be, shall use commercially reasonable efforts to promptly notify the exchanging Company Unitholder and shall consider in good faith any theories, positions or alternative arrangements that such Company Unitholder raises (reasonably in advance of the date on which the Corporation or the Company believes withholding is required) as to why withholding is not required or that may avoid the need for such withholding, provided that none of the Corporation or the Company is required to incur additional costs as a result of such obligation and this Section 2.4(b) shall not in any manner limit the authority of the Corporation or the Company to withhold taxes with respect to an exchanging Company Unitholder pursuant to Section 2.4(a).
Section 2.5    Tax Treatment. Unless otherwise required by applicable law, the parties hereto acknowledge and agree that an Exchange with the Company or the Corporation shall be treated as a direct exchange between the Corporation and the Company Unitholder for U.S. federal and applicable state and local income tax purposes. The parties hereto intend to treat any Exchange consummated hereunder as a taxable exchange for U.S. federal and applicable state and local income tax purposes except as otherwise agreed to in writing by the exchanging Company Unitholder and the Corporation. This Agreement shall be treated as part of the partnership agreement of the Company as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.
Section 2.6    Contribution of the Corporation. In connection with any Exchange between a Company Unitholder and the Company, the Corporation shall contribute to the Company the shares of Class A Common Stock or Cash Settlement that the Company Unitholder is entitled to receive in such Exchange. Unless the Company Unitholder has timely delivered a Retraction Notice as provided in Section 2.1(a)(iv), on the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date) (i) the Corporation shall make a capital contribution to the Company (in the form of the shares of Class A Common Stock or the Cash Settlement that the Company Unitholder is entitled to receive in such Exchange) required under this Section 2.6 and (ii) the Company shall issue to the Corporation a number of Company Class A Units equal to the number of Company Exchangeable Units surrendered by the Company Unitholder. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’s rights and obligations under this Section 2.6 arising from the Exchange Notice.
Section 2.7    Distributions. No Exchange will impair the right of an exchanging Company Unitholder to receive any distribution for periods ending on or prior to the Exchange Date for such Exchange (but for which payment had not yet been made with respect to the Company Exchangeable Units in question at the time the Exchange is consummated), in which case such exchanging Company Unitholder will retain, with respect to the Company Exchangeable Units so Exchanged, only the right to be paid such earned but unpaid distribution at the time it is paid to other Company Unitholders; provided that, for purposes of this Section 2.7, the exchanging Company Unitholder’s right to receive its pro rata portion of any distribution by the Company in respect of such periods shall not be deemed impaired to the extent that the Company has not paid the Corporation its pro rata portion of such distribution prior to the consummation of the applicable Exchange.
Section 2.8    Conclusive Nature of Determinations. All determinations, interpretations, calculations, adjustments and other actions of the Company, the Corporation, the Board (or a committee to which the Board has delegated such authority), the Managing Member or a designee of any of the foregoing that are within such Person’s authority hereunder shall be binding and conclusive on a Company Unitholder absent manifest error. In connection with any such determination, interpretation, calculation, adjustment or other action, the Company, the Corporation, the Board (or a committee to which the Board has delegated such authority), the Managing Member or the designee of any of the foregoing shall be entitled to resolve any ambiguity with respect to the manner in which such determination, interpretation, calculation, adjustment or other action is to be made or taken, and shall be entitled to interpret the provisions of this Agreement, in such a manner as it determines to be fair and equitable, and such resolution or interpretation shall be binding and conclusive on a Company Unitholder absent manifest error.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of the Corporation. The Corporation represents and warrants that (i) it is a corporation duly incorporated and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Corporation and the consummation by it of the transactions contemplated hereby (including the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate action on the part of the Corporation, including all actions determined by the Board to be reasonably necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to an Exchange shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any United States jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”) to the extent permitted by applicable law, (iv) this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby will not (A) result in a violation of the certificate of incorporation of the Corporation or the bylaws of the Corporation or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Corporation is a party, or (C) based on the representations to be made by each Company Unitholder pursuant to the written election in the form of Exhibit A attached hereto in connection with Exchanges made pursuant to the terms of the Agreement, result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Corporation or by which any property or asset of the Corporation is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the Corporation or its business, financial condition or results of operations.
Section 3.2    Representations and Warranties of the Company. The Company represents and warrants that (i) it is a limited liability company duly formed and is existing and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the certificate of formation of the Company or the LLC Agreement or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the Company or its business, financial condition or results of operations.
Section 3.3    Representations and Warranties of the Company Unitholders. Each Company Unitholder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is existing and in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Company Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Company Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and (v) the execution, delivery and performance of this Agreement by such Company Unitholder and the consummation by such Company Unitholder of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the certificate of incorporation, bylaws or other organizational documents of such Company Unitholder, (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Company

Unitholder is a party or by which any property or asset of such Company Unitholder is bound or affected, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Company Unitholder, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not in any material respect result in the unenforceability against such Company Unitholder of this Agreement.
ARTICLE IV
MISCELLANEOUS
Section 4.1    Additional Company Unitholders. If a Company Unitholder validly transfers any or all of such holder’s Company Class B Units and shares of Class B Common Stock or Company Class C Units to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement, then such transferee (each, a “Permitted Transferee”) shall, as a condition to such transfer, be required to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Company Unitholder hereunder. To the extent the Company issues Company Exchangeable Units in the future, then the Company shall, as a condition to such issuance, require each holder of such Company Exchangeable Units to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Company Unitholder hereunder. Except as set forth in this Section 4.1, a Company Unitholder may not assign or transfer any of its rights or obligations under this Agreement. No Person shall have any rights hereunder until he, she, or it has executed this Agreement (including by executing a joinder thereto).
Section 4.2    Term; Termination. This Agreement shall remain in effect (i) as to the Company and the Corporation, until the date on which no Company Class B Units or Company Class C Units remain outstanding and there exist no rights to acquire Company Exchangeable Units; and (ii) as to any Company Unitholder, until the date such Company Unitholder no longer holds or has any right to acquire Company Exchangeable Units.
Section 4.3    Notifications. Any notice, demand, consent, election, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing or electronic form and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronically or by facsimile transmittal. A notice must be addressed:
If to the Corporation or the Company at:
One Presidential Boulevard, 4th Floor
Bala Cynwyd, Pennsylvania 19004
Telephone: (610) 617-6076
Facsimile: (610) 617-9854
Attention: General Counsel
with a copy (which shall not constitute notice to the Corporation or the Company) to:
Drinker Biddle & Reath LLP

One Logan Square, Suite 2000
Philadelphia, Pennsylvania 19103-6996
Telephone: (215) 988-2515
Facsimile: (215) 988-2757
Attention: H. John Michel, Jr.
If to any Company Unitholder, to the address and other contact information set forth in the records of the Company from time to time.
A notice delivered personally will be deemed given only when accepted or refused by the Person to whom it is delivered. A notice that is sent by mail will be deemed given: (i) three Business Days after such notice is mailed to an address within the United States of America or (ii) seven Business Days after such notice is mailed to an address outside of the United States of America. A notice sent by recognized overnight delivery service will be deemed given when received or refused. A notice sent electronically or by facsimile shall be deemed given upon receipt of a confirmation of such transmission, unless such receipt occurs after normal business hours, in which case such notice shall be deemed given as of the next Business Day. The Company or the Corporation may designate, by notice to all of the Company Unitholders, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees. Company Unitholders may designate, by notice to the Company and the Corporation, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.
Section 4.4    Complete Agreement. This Agreement, together with the LLC Agreement and the Tax Receivable Agreement, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty between the parties relating to the subject matter hereof and thereof.
Section 4.5    Applicable Law; Venue; Waiver of Jury Trial.
(a)    The parties hereto hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.
(b)    Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware(or, if (but only if) such court lacks jurisdiction, any state or federal court of the State of Delaware) in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined solely and exclusively in such court and the appellate courts therefrom. Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any court other than as aforesaid. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.
(c)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.5.
Section 4.6    References to this Agreement; Headings. Unless otherwise indicated, “Sections,” “clauses” and “Exhibits” mean and refer to designated Sections, clauses, and Exhibits of this Agreement. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.
Section 4.7    Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and Permitted Transferees.
Section 4.8    Construction. Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. Any reference to any statute, law, or regulation, form or schedule shall include any amendments, modifications, or replacements thereof. Any reference to any agreement, contract or schedule, unless otherwise stated, shall include any amendments, modifications, or replacements thereof. Whenever used herein, “or” shall include both the conjunctive and disjunctive unless the context requires otherwise, “any” shall mean “one or more,” and “including” shall mean “including, without limitation.”

Section 4.9    Severability. It is expressly understood and agreed that if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law so long as the economic or legal substance of the matters contemplated by this Agreement is not affected in any manner materially adverse to any party. If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or portion of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. If such court of competent jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.
Section 4.10    Counterparts. This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.
Section 4.11    No Third-Party Beneficiaries. Each member of HL Management Investors, LLC and HLA Investments, LLC on the date hereof and each of their respective Permitted Transferees is specifically intended to be a third party beneficiary of the rights to Exchange Company Exchangeable Units hereunder, subject, in each case, to their execution and delivery to the Company and the Corporation of an executed joinder to this Agreement in form and substance acceptable to the Company and the Corporation. Otherwise, this Agreement is not intended to, and does not, provide or create any rights or benefits in any Person other than the parties hereto.
Section 4.12    Mutual Drafting. The parties hereto are sophisticated and have been advised by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.
Section 4.13    Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 4.14    Amendment. The provisions of this Agreement may be amended only by an instrument in writing approved by the affirmative vote or written or electronic consent of each of (i) the Corporation, (ii) the Company, (iii) Company Unitholders holding a majority of the then outstanding Company Class B Units and (iv) as long as HLA Investments, LLC holds a number of Company Units that is equal to or greater than 10% of the Post-IPO Company Units, the consent of HLA Investments, LLC, as applicable; provided that no amendment may disproportionately and adversely affect the rights of a Company Unitholder in respect of Company Units of a class (compared to the rights of Company Unitholders in respect of Company Units of the same class) without the consent of such Company Unitholder; provided further that no amendment may disproportionately and adversely affect the rights of the Company Unitholders holding Company Class C Units (compared to the rights of Company Unitholders in respect of Company Units generally) without the affirmative vote or written or electronic consent of Company Unitholders holding a majority of the then outstanding Company Class C Units.
Section 4.15    Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages would be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party that may be injured (in addition to any other remedies that may be available to that party) shall be entitled (without the need to post any bond, surety, or other security) to one or more preliminary or permanent orders (a) restraining and enjoining any act that would constitute a breach or (b) compelling the performance of any obligation that, if not performed, would constitute a breach.
Section 4.16    Independent Nature of Company Unitholders’ Rights and Obligations. The obligations of each Company Unitholder hereunder are several and not joint with the obligations of any other Company Unitholder, and no Company Unitholder shall be responsible in any way for the performance of, or failure to perform, the obligations of any other Company Unitholder hereunder. The decision of each Company Unitholder to enter into this Agreement has been made by such Company Unitholder independently of any other Company Unitholder. Nothing contained herein, and no action taken by any Company Unitholder pursuant hereto, shall be deemed to constitute the Company Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Company Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Company Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.
*                    *                    *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

HAMILTON LANE INCORPORATED

By:	/s/ Robert W. Cleveland
Name: Robert W. Cleveland
Title: Secretary

HAMILTON LANE ADVISORS, L.L.C.

By:	/s/ Robert W. Cleveland
Name: Robert W. Cleveland
Title: Secretary

HAMILTON LANE ADVISORS, INC.

By:	/s/ Mario L. Giannini
Name: Mario L. Giannini
Title: President

/s/ Mario L. Giannini
Mario Giannini

MARIO GIANNINI 2008 ANNUITY TRUST

By:	/s/ Joseph G. Maniaci
Name: Joseph G. Maniaci, Esquire
Title: Trustee

HLA INVESTMENTS, LLC
By:	HRHLA, LLC, its managing member

By:	/s/ Hartley R. Rogers
Name: Hartley Rogers
Title: Manager

HL MANAGEMENT INVESTORS, LLC

By:	/s/ Robert W. Cleveland
Name: Robert W. Cleveland
Title: Secretary

/s/ Paul Waller
Paul Waller

EXHIBIT A
FORM OF
EXCHANGE NOTICE
Hamilton Lane Incorporated
One Presidential Boulevard, 4th Floor
Bala Cynwyd, Pennsylvania 19004
Telephone: (610) 617-6076
Facsimile: (610) 617-9854
Attention: General Counsel
Hamilton Lane Advisors, L.L.C.
One Presidential Boulevard, 4th Floor
Bala Cynwyd, Pennsylvania 19004
Telephone: (610) 617-6076
Facsimile: (610) 617-9854
Attention: General Counsel
Reference is hereby made to the Exchange Agreement, dated as of March 6, 2017 (the “Exchange Agreement”), among Hamilton Lane Incorporated, a Delaware corporation (the “Corporation”), Hamilton Lane Advisors, L.L.C., a Pennsylvania limited liability company (the “Company”), and the Company Unitholders (as defined therein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.
The undersigned Company Unitholder hereby transfers to the Company or the Corporation, as applicable, the number of Company Exchangeable Units and, as applicable, shares of Class B Common Stock set forth below in Exchange for either shares of Class A Common Stock to be issued in its name (or the name of its designee) as set forth below or, at the option of the Corporation, the Cash Settlement payable to the account set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Company Unitholder:

Maximum Number of Company Class B Units and shares of Class B Common Stock to be Exchanged:

Maximum Number of Company Class C Units to be Exchanged:

Limitation on Tax Benefit Payments under Section 3.01(b) of Tax Receivable Agreement:

If the Company Unitholder desires the shares of Class A Common Stock be settled through delivery to a brokerage account, please provide the broker name, account holder name and account number below. The Company's transfer agent may request further information from the Company Unitholder.

If the Company Unitholder desires the shares of Class A Common Stock be settled through the delivery of certificates to the Company Unitholder or its designee, please indicate the following:

Legal Name for Certificates:
Address for Delivery of Certificates:
If the Corporation elects Cash Settlement:
Broker Name:
Account Number:
Legal Name of Account Holder:

The undersigned Company Unitholder hereby represents and warrants that (i) the Company Unitholder has all requisite legal capacity and authority to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) the execution and delivery of this Exchange Notice and the consummation of the Exchange have been duly authorized by all necessary corporate or other entity action on the part of the Company Unitholder; (iii) this Exchange Notice constitutes a legal, valid and binding obligation of the undersigned Company Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally; (iv) the Company Exchangeable Units and, as to Company Class B Units, shares of Class B Common Stock subject to this Exchange Notice are being transferred to the Company or the Corporation, as applicable, free and clear of any pledge, lien, security interest, encumbrance, equities or claim; (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Company Exchangeable Units and, as to Company Class B Units, shares of Class B Common Stock subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Company Exchangeable Units and, as to Company Class B Units, shares of Class B Common Stock to the Company or the Corporation, as applicable; and (vi) the Company Unitholder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and is not acquiring the shares of Class A Common Stock with the intent to distribute them in violation of the Securities Act.
The undersigned hereby irrevocably constitutes and appoints any officer of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer the Company Units subject to this Exchange Notice and to deliver to the undersigned the shares of Class A Common Stock or the Cash Settlement to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.
Name:
Dated:

EXHIBIT B
FORM OF
JOINDER
This Joinder (“Joinder”) is a joinder to the Exchange Agreement, dated as of March 6, 2017 (the “Agreement”), among Hamilton Lane Incorporated, a Delaware corporation (the “Corporation”), Hamilton Lane Advisors, L.L.C., a Pennsylvania limited liability company (the “Company”), and each of the Company Unitholders from time to time party thereto. Capitalized terms used but not defined in this Joinder shall have the meanings given to them in the Agreement. The Company, the Corporation and the undersigned agree that all questions concerning the construction, validity and interpretation of this Joinder shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise. In the event of any conflict between this Joinder and the Agreement, the terms of this Joinder shall control.
The undersigned, having acquired shares of (i) Class B Common Stock and Company Class B Units, and/or (ii) Company Class C Units, hereby joins and enters into the Agreement. By signing and returning this Joinder to the Company and the Corporation, the undersigned (A) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Company Unitholder contained in the Agreement, with all attendant rights, duties and obligations of a Company Unitholder thereunder and (B) makes each of the representations and warranties of a Company Unitholder set forth in Section 3.3 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder by the Company and the Corporation, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.
Unitholder Name:

By:
Name:
Title:
Address for notices:

Copies to: